Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-136506) of Evercore Partners Inc. of our report dated 01 March 2007, relating to the financial accounts of Braveheart Financial Services Limited, which appears in this current report on Form 8-K/A.

/s/ Saffery Champness

Saffery Champness

Chartered Accountants, United Kingdom

Registered Auditors

March 7, 2007